Exhibit 10.13

EXECUTION COPY

FLUOR 409A
EXECUTIVE DEFERRED COMPENSATION PROGRAM

As Amended and Restated Effective January 1, 2014

TABLE OF CONTENTS

ARTICLE I THE PLAN		1
1.1	NAME	1
1.2	PURPOSE	1
1.3	PLAN ADMINISTRATION	1

ARTICLE II DEFINITIONS		2
2.1	DEFINITIONS	2

ARTICLE III PARTICIPATION AND DEFERRALS		9
3.1	AMOUNTS SUBJECT TO DEFERRAL	9
3.2	SALARY DEFERRALS	9
3.3	INCENTIVE AWARD DEFERRALS	10
3.4	VESTED DIVIDEND DEFERRALS	11
3.5	RETENTION DEFERRALS	11
3.6	STATUS AS ELIGIBLE EXECUTIVE OR PARTICIPANT	12

ARTICLE IV EMPLOYER CONTRIBUTIONS		12
4.1	EMPLOYER CONTRIBUTIONS	12
4.2	EMPLOYER CONTRIBUTION DEFERRAL ELECTIONS	13

ARTICLE V MAINTENANCE OF ACCOUNTS		14
5.1	DEFERRAL ACCOUNTS	14
5.2	EMPLOYER CONTRIBUTION ACCOUNTS	14
5.3	ADJUSTMENTS	14

ARTICLE VI CREDITING OPTIONS		14
6.1	CREDITING OPTIONS	14
6.2	INITIAL DESIGNATIONS	14
6.3	SUBSEQUENT DESIGNATIONS	14
6.4	MISSING OR INVALID DESIGNATIONS	15
6.5	EFFECT OF CHANGE IN DESIGNATION	15
6.6	CALCULATION OF ADJUSTMENT	15
6.7	LIMITATIONS	15

ARTICLE VII ACCOUNT DISTRIBUTIONS		16
7.1	NO DEFERRAL PERIOD SPECIFIED	16
7.2	SPECIFIED DEFERRAL PERIOD	16
7.3	NO FORM OF DISTRIBUTION IS SPECIFIED	16
7.4	FORM OF DISTRIBUTION IS SPECIFIED	17
7.5	ELECTION CHANGES	17
7.6	DEATH BENEFITS	17
7.7	RELEASE OF CLAIM	17

ARTICLE VIII OTHER DISTRIBUTION EVENTS		17
8.1	CHANGE OF CONTROL	17
8.2	UNFORESEEABLE EMERGENCY	17
8.3	DISTRIBUTION IN THE EVENT OF DIVORCE	18

ARTICLE IX CLAIMS PROCEDURE		18
9.1	INITIAL CLAIM	18
9.2	FILING AN APPEAL	18

ARTICLE X MISCELLANEOUS PROVISIONS		19
10.1	PARTICIPANT RIGHTS IN THE UNFUNDED PLAN	19
10.2	NON-ASSIGNABILITY	19
10.3	TERMINATION OR AMENDMENT OF PLAN	19
10.4	CONTINUATION OF EMPLOYMENT	20
10.5	RESPONSIBILITY FOR LEGAL EFFECT	20
10.6	WITHHOLDING	20
10.7	OTHER COMPENSATION PLANS	20
10.8	PLAN BINDING ON SUCCESSORS	20
10.9	CONSTRUCTION	20
10.10	CONTROLLING LAW	20
10.11	NO DUPLICATION	20
10.12	SECTION 409A COMPLIANCE	20

ARTICLE I
THE PLAN

1.1                               NAME.  This Plan is known as the “Fluor 409A Executive Deferred Compensation Program.”

1.2                               PURPOSE.  This Plan is maintained for the purpose of providing Eligible Executives with a means to satisfy future financial needs and also for the purpose of providing such Eligible Executives with retirement and other benefits which, because of various contribution and benefit accrual limitations, cannot be provided for them under the tax qualified profit sharing and savings plans in which such Eligible Executive is a participant.  The Company intends that the Plan constitute an unfunded “top hat” plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees under applicable provisions of ERISA.  The Company also intends that the Plan comply with the applicable provisions of Section 409A.  The provisions of this restated Plan document will be effective January 1, 2014.

1.3                               PLAN ADMINISTRATION.  The Plan will be administered by the Administrative Committee in accordance with the following:

(a)                                 The Administrative Committee, on behalf of the Participants and their Beneficiaries, will enforce the Plan in accordance with its terms, be charged with the general administration of the Plan, and have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

(i)                                     To determine all questions relating to the eligibility of employees to participate;

(ii)                                  To construe and interpret the terms and provisions of this Plan;

(iii)                               To compute and certify to the amount and kind of benefits payable to Participants or their Beneficiaries;

(iv)                              To maintain all records that may be necessary for the administration of the Plan;

(v)                                 To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as the Administrative Committee may determine or as required by law;

(vi)                              To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

(vii)                           To appoint a Plan Administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Administrative Committee may from time to time prescribe.

(b)                                 The Administrative Committee will have sole and full discretion to make factual determinations as may be necessary and to construe and interpret the terms and provisions of this Plan, which interpretation or construction will be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary.  The Administrative Committee will administer such terms and provisions in a uniform manner and in full accordance with any and all laws applicable to the Plan.

(c)                                  To enable the Administrative Committee to perform its functions, the Company will supply full and timely information to the Administrative Committee on all Plan matters relating to the Participants, their death or other cause of termination, and such other pertinent facts as the Administrative Committee may require.

ARTICLE II
DEFINITIONS

2.1                               DEFINITIONS.

(a)                                 Account or Accounts means the Deferral Accounts and the Employer Contribution Accounts, collectively, maintained for each Participant.  The Administrative Committee may establish one or more subaccounts with respect to an Eligible Executive’s Accounts.

(b)                                 Adjustment has the meaning set forth in Section 5.3.

(c)                                  Administrative Committee means the Administrative Committee appointed by the Company to administer the Plan.

(d)                                 Automatic Retention Deferral Date means the thirtieth (30th) day following the day on which a Retention Award is granted; provided, that the Eligible Executive is required to complete at least a thirteen (13) month period of service from the grant date in order to vest in the Retention Award.

(e)                                  Basic Compensation means the compensation specified under the Savings Investment Plan with respect to which Pre-Tax Contributions, Savings Investment Plan Company Contributions and Savings Investment Plan Matching Contributions are made.

(f)                                   Beneficiary means the person designated by the Participant to receive a distribution of his benefits under the Plan upon the death of the Participant.  If the Participant is married, his spouse will be his Beneficiary, unless his spouse consents in writing to the designation of an alternate Beneficiary.  In the event that a Participant fails to designate a Beneficiary, or if the Participant’s Beneficiary does not survive the Participant, the Participant’s Beneficiary will be his surviving spouse, if any, or if the Participant does not have a surviving spouse, his estate.  The term “Beneficiary” also will mean a Participant’s spouse or former spouse who is entitled to all or a portion of a Participant’s benefit pursuant to Section 8.3.

(g)                                  Change of Control means the occurrence of an “event” described in Treasury Regulation section 1.409A-3(i)(5), including, without limitation:

(i)                                     a change in ownership of the Company as a result of a person, or more than one person acting as a group acquiring ownership that in the aggregate constitutes more than fifty percent (50%) of the total fair market value of the Company (this provision does not apply to a person or group already possessing more than fifty percent (50%) of the total fair market value of the Company); or

(ii)                                  a change in effective control of the Company as a result of a person or more than one person acting as a group acquiring (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing more than thirty percent (30%) of the total voting power of the stock of the Company; or

(iii)                               a change in effective control of the Company as a result of the majority of members of the Company’s Board of Directors being replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election, or

(iv)                              a change in ownership of a substantial portion of the Company’s assets as a result of a person or more than one person acting as a group acquiring (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions).

(h)                                 Code means the Internal Revenue Code of 1986, as amended.

(i)                                     Company means Fluor Corporation and (a) any company which is a member of a controlled group of corporations, as defined in section 414(b) of the Code, which controlled group includes Fluor Corporation; (b) any trade or business under common control as defined in section 414(c) of the Code with Fluor Corporation; (c) any organization (whether or not incorporated) which is a member of an affiliated service group that includes Fluor Corporation or any entity described in (a) and (b) above; and (d) any other entity required to be aggregated with Fluor Corporation or any other entity described in (a), (b) and (c) above pursuant to regulations under section 414(o) of the Code; provided, however, that any reference to the Company with respect to matters relating to the administration, design or termination of the Plan refers only to Fluor Corporation.

(j)                                    Company Contribution (Former P2) IRS Limit Make-Up Contributions means the Company contributions made to compensate an Eligible Executive for reductions in the Savings Investment Plan Company Contribution, if any, that result from the limitations imposed by sections 401(a)(17) and 415 of the Code.

(k)                                 Company Contribution (Former P2) Salary Deferral Make-Up Contributions means the Company contributions made to compensate an Eligible Executive for reductions in the Savings Investment Plan Company Contribution, if any, that result from Regular Salary Deferrals under this Plan.

(l)                                     Crediting Options means the investment options selected by the Administrative Committee for the purpose of determining gains and/or losses to Participant Accounts, as modified from time to time as described in Section 6.1

(m)                             Deferral Accounts means the separate bookkeeping accounts maintained with respect to a Participant’s (a) Incentive Award Deferrals, (b) Regular Salary Deferrals, (c) Excess-401(k) Salary Deferrals, (d) Vested Dividend Deferrals, and (e) Retention Deferrals.  The Administrative Committee may maintain separate bookkeeping accounts with respect to each deferral source for each Plan Year and/or may combine sources for each Plan Year with respect to which a deferral election is made.

(n)                                 Deferral Election Date means, as applicable, the Initial Deferral Election Date, Salary Deferral Election Date, Incentive Award Deferral Election Date, Vested Dividend Deferral Election Date or Automatic Retention Deferral Date.

(o)                                 Designated Filing Person means the Executive Compensation Department of Fluor Corporation or its designee who is responsible for receiving, reviewing and recording Election Forms.

(p)                                 Election Form means the form or forms filed by an Eligible Executive on or before whichever of the Initial Deferral Election Date, the Salary Deferral Election Date, the Incentive Award Deferral Election Date, the Vested Dividend Deferral Election Date or Automatic Retention Deferral Date apply, and which complies with the requirements of this Plan, provided, however, that such form or forms will contain such terms and be in such form as determined by the Administrative Committee.  The Administrative Committee may utilize separate Election Forms for deferral elections and distribution elections under this Plan.

(q)                                 Eligible Executive means any Employee whose home country is the United States and is a member of the executive management team or any other person who the Administrative Committee determines to be eligible for participation in the Plan.

(r)                                    Employee means each person classified by the Company currently, or in any prior or future Plan Year, as a common law employee, but excluding each other person, including but not limited to persons classified by the Company as independent contractors, consultants, and employees of an entity other than the Company, even if such person is subsequently determined by the Company, the Internal Revenue Service, the Department of Labor, or a court of competent jurisdiction to be a common law employee of the Company.

(s)                                   Employer 401(k) Match Make-Up Contributions means the Company contributions made to compensate an Eligible Executive for reductions in the Savings Investment Plan Matching Contributions that result from the limitations imposed by sections 401(a)(17) and 415 of the Code.

(t)                                    Employer Contribution Accounts means the bookkeeping accounts maintained with respect to Employer Contributions.  The Administrative Committee may maintain separate bookkeeping accounts with respect to each Employer Contribution source for each Plan Year and/or may combine sources for each Plan Year with respect to which an Employer Contribution is made.

(u)                                 Employer Contributions means the Company contributions made with respect to an Eligible Executive under the Plan that may consist of: (a) Company Contribution (Former P2) IRS Limit Make-Up Contributions, (b) Company Contribution (Former P2) Salary Deferral Make-Up Contributions, (c) Employer Discretionary Contributions, (d) Employer 401(k) Match Make-Up Contributions and (e) Employer Salary Deferral Make-Up Contributions.

(v)                                 Employer Discretionary Contributions means the Company discretionary contributions, if any, made with respect to an Eligible Executive for a Plan Year.

(w)                               Employer Salary Deferral Make-Up Contributions means the Company contributions made to compensate an Eligible Executive for reductions in the Savings Investment Plan Matching Contributions that result from Regular Salary Deferrals under this Plan.

(x)                                 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

(y)                                 Excess 401(k) Salary Deferrals means the deferral of Salary made by a Participant under this Plan to supplement his Pre-Tax Contributions under the Savings Investment Plan.

(z)                                  Incentive Award means the annual incentive awards or any other awards made pursuant to the terms of the Incentive Plan.

(aa)                          Incentive Award Deferral Election Date means the last day of the Plan Year preceding the Plan Year in which the initial performance period of such Incentive Award commences.  However, if such Incentive Award qualifies as “performance-based compensation” under Section 409A and the applicable performance period is at least one (1) year, the Incentive Award Deferral Election Date will be the date that is six (6) months before the end of the performance period (or, if earlier, when the amount of the Incentive Award has become ascertainable within the meaning of Section 409A).

(bb)                          Incentive Award Deferrals means the deferral of Incentive Awards made by a Participant under this Plan.

(cc)                            Incentive Plan means the Fluor Corporation 2008 Executive Performance Incentive Plan or any successor to such plan or any other incentive program for Eligible Executives designated by the Administrative Committee.

(dd)                          Initial Deferral Election Date means the thirtieth (30th) day following the day on which a person first becomes an Eligible Executive; provided, however, that the Initial Deferral Election Date will not apply to any individual who is a participant in a plan that is aggregated with the Plan for purposes of Section 409A except to the extent permitted by Section 409A.  For purposes of determining an Eligible Executive’s Initial Deferral Election Date, an Eligible Executive, who incurs a Termination of Service (including Retirement) and is reemployed and eligible to participate in the Plan at a date which is more than twenty-four (24) months after such Termination of Service (or Retirement), will be treated as having an Initial Deferral Election Date.

(ee)                            Net Asset Value means a fund’s share value, calculated once a day, based on the closing market price for each security in the fund’s portfolio.  It is computed either by reference to a commercial exchange (NYSE, AMEX, Nasdaq, etc.) or by deducting the fund’s liabilities from the portfolio’s total assets and dividing this amount by the number of shares outstanding.

(ff)                              Organization and Compensation Committee means the Organization and Compensation Committee of the Board of Directors of Fluor Corporation.

(gg)                            Participant means any Eligible Executive who has one or more Deferral Accounts and/or Employer Contribution Accounts under this Plan.

(hh)                          Plan means the Fluor 409A Executive Deferred Compensation Program, the terms of which are set forth herein.

(ii)                                  Plan Administrator means the individual appointed by the Administrative Committee to handle the day-to-day administration of the Plan.  As of the Effective Date, the Plan Administrator is the Director, Compensation Operations of Fluor Corporation.

(jj)                                Plan Year means the twelve (12) month period ending on December 31 of each year.

(kk)                          Pre-Tax Contributions means the pre-tax contributions made by an Eligible Executive under the Savings Investment Plan.

(ll)                                  Regular Salary Deferrals means a deferral of Salary made by an Eligible Executive under this Plan which amounts are not related to his Pre-Tax Contributions under the Savings Investment Plan.

(mm)                  Retention Award means an award granted to an Eligible Executive as an inducement to remain employed by the Employer for a specified period of time (i.e., a retention period) and/or subject to certain performance conditions.

(nn)                          Retention Award Agreement means the agreement under which a Retention Award is granted and which sets forth the portion of such award that will automatically be deferred under this Plan.

(oo)                          Retention Deferral means an automatic deferral under this Plan of all or a portion of a Retention Award as specified in the Retention Award Agreement.

(pp)                          Retirement means with respect to Salary Deferrals, Incentive Awards, Vested Dividends, Retention Deferrals or Employer Contributions deferred for a given Plan Year, as applicable, the age and/or service criteria specified by the

Company for retirement applicable to the Eligible Executive based on his age and years of service at the time of his initial employment (or reemployment) by the Company as determined pursuant to the following schedule:

AGE	YEARS OF SERVICE
Any	30
55	15
56	14
57	13
58	11
59	8
60	5
65	Any

For this purpose years of service will be determined based on each twelve (12) month period of service with the Company.  In the event that an Eligible Executive terminates employment and is reemployed by the Company, he will be given credit for his prior years of service with the Company.

(qq)                          Salary means the compensation regularly paid to an Eligible Executive by the Company per payroll period in the form of base salary (including amounts contributed by the Company on behalf of the Eligible Executive as Pre-Tax Contributions under the Savings Investment Plan and amounts contributed under the Company’s Code section 125 cafeteria plan), but excluding bonuses, commissions, incentives, site adders, overtime and other irregular payments including severance pay, lump sum vacation payments and merit increases paid in a lump sum, and before deductions authorized by such Eligible Executive or required by law to be withheld from such Eligible Executive.

(rr)                                Salary Deferral Election Date means the last day of the Plan Year preceding the Plan Year in which the Salary to be deferred is paid.

(ss)                              Salary Deferrals means the Regular Salary Deferrals and/or Excess 401(k) Salary Deferrals made by an Eligible Executive under this Plan.

(tt)                                Savings Investment Plan means the Fluor Corporation Employees’ Savings Investment Plan or any successor to such plan.

(uu)                          Savings Investment Plan Company Contribution means the amounts contributed to a Participant, if any, under the Savings Investment Plan as discretionary (former P2) contributions.

(vv)                          Savings Investment Plan Matching Contribution Rate means the percent of Basic Compensation matched under the Savings Investment Plan (currently one hundred percent (100%) of the first five percent (5%)) with respect to Pre-Tax Contributions made under such plan.

(ww)                      Savings Investment Plan Matching Contributions means the amounts contributed to a Participant under the Savings Investment Plan as matching contributions with respect to Pre-Tax Contributions under the Savings Investment Plan.

(xx)                          Section 409A means section 409A of the Code.

(yy)                          Special Deferred Compensation Account means a bookkeeping account under the Plan that was used to account for Retention Deferrals made before the effective date of this restated Plan.

(zz)                            Specified Employee means an Employee who is a one percent (1%) owner of the Company or classified by the Company as an officer (in each case, regardless of such Employee’s level of compensation) on January 1st of the year in which an Eligible Executive’s Termination of Service (including Retirement) occurs.  Such definition of Specified Employee will be incorporated into and binding upon the Plan and its Participants and all other nonqualified deferred compensation plans maintained by the Company and their participants as if fully set forth therein.

(aaa)                   Statutory Limitation Payroll Date means the final payroll date during the Plan Year on which an Eligible Executive can receive a Savings Investment Plan Matching Contribution resulting solely from the limitations imposed by either section 402(g) or 401(a)(17) of the Code; provided, further, that for purposes of this Plan, the reference will be construed as referring only to the portion of the Eligible Executive’s Basic Compensation paid on such final payroll date which is subject to such limitations.

(bbb)                   Termination of Service means a separation from service from the Company for any reason, within the meaning of Section 409A, including, termination of the employee-employer relationship between a Participant and the Company by reason of Retirement, death, resignation, involuntary termination, or permanent total disability.  To the extent permitted by Section 409A, a Participant will be deemed to have incurred a Termination of Service when it is reasonably anticipated that a permanent reduction in the level of services with respect to such Participant equals forty-nine percent (49%) or less of the average level of services he provided in the immediately preceding three (3) years.

(ccc)                      Time of Deferral means each Salary Deferral Election Date, Incentive Award Deferral Election Date, Vested Dividend Deferral Election Date and/or Automatic Retention Deferral Date applicable to the Salary, Incentive Awards, Vested Dividends or Retention Awards that are deferred with respect to the particular Plan Year.  The Time of Deferral with respect to Employer Contributions means the last day of the Plan Year preceding the Plan Year in which such contributions will be made.

(ddd)                   Unforeseeable Emergency means a severe financial hardship to the Participant caused by a:

(i)                                     sudden and unexpected illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or of a dependent of the Participant (as defined in section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B)), or

(ii)                                  loss of the Participant’s property due to casualty, or other extraordinary and unforeseeable circumstances caused by a result of events beyond the Participant’s control.

(eee)                      Valuation Date means the last day of the month (or such other date determined by the Administrative Committee on a uniform and nondiscriminatory basis).

(fff)                         Vested Dividends means the dividends payable with respect to vested restricted stock units or restricted stock shares awarded to the Eligible Executive under the Incentive Plan.

(ggg)                      Vested Dividends Deferral means a deferral of Vested Dividends that is made prior to the Plan Year in which the restricted stock units or restricted stock shares with respect to which such dividends will be paid have vested.

(hhh)                   Vested Dividend Deferral Election Date means the last day of the Plan Year preceding the Plan Year in which the restricted stock units or restricted stock shares with respect to which such dividends will be paid will vest and that occurs at least twelve (12) months prior to the original dividend payout date and that defers payment of such dividends for a period of at least five (5) years.

ARTICLE III
PARTICIPATION AND DEFERRALS

3.1                               AMOUNTS SUBJECT TO DEFERRAL.  Subject to the provisions of this Plan and the effect of any previously authorized or required deductions, reductions, income or employment tax withholdings applicable to such compensation, an Eligible Executive may elect to defer all or any portion of his Salary, Incentive Award or Vested Dividends.  An Executive who is granted a Retention Award will automatically have all or a portion of such award deferred to the Plan as a Retention Deferral to the extent provided in the Retention Award Agreement, but will be entitled to elect the time and form of payment of such award on or before the Automatic Retention Deferral Date as provided in Section 3.5.

3.2                               SALARY DEFERRALS.  A person who is an Eligible Executive on a Salary Deferral Election Date (or on such Eligible Executive’s Initial Deferral Election Date, if applicable) will be entitled to elect to make up to two types of Salary Deferrals under the Plan:

(a)                                 Regular Salary Deferrals, and

(b)                                 Excess 401(k) Salary Deferrals.

The Eligible Executive may elect to defer distribution of his Regular Salary Deferrals until the earliest of (i) a date certain or (ii) the Eligible Executive’s Retirement or Termination of Service, as applicable.  Conversely, the distribution of Excess 401(k) Deferrals may only be deferred until the Eligible Executive’s Retirement or Termination from Service.

In order to be effective with respect to Salary paid during a Plan Year, an Election Form must be filed with the Designated Filing Person by the Salary Deferral Election Date for such Plan Year, or, where applicable, by the Initial Deferral Election Date, and only the last Election Form filed on or before that date will be considered a properly filed Election Form with respect to such Plan Year (or portion of Plan Year).  The Election Form must specify:

(A)                               the type of Salary deferral to be made (i.e., a Regular Salary Deferral or a Excess 401(k) Salary Deferral),

(B)                               the percentage or dollar amount of Salary, as specified by the Administrative Committee, to be deferred with respect to each type of Salary Deferral for each pay period,

(C)                               with respect to Excess 401(k) Salary Deferrals, the pay period on which such Salary Deferrals will commence,

(D)                               with respect to Regular Salary Deferrals the date on which payment of such Salary Deferrals will be made or commenced (Excess 401(k) Salary Deferrals will automatically be deferred until the Eligible Executive’s Termination or Service or Retirement, as applicable), and

(E)                                the form in which payment of each type of Salary Deferrals will be made.

A separate Election Form must be filed for each Plan Year.  In addition, the Administrative Committee may prescribe that a single Election Form will apply to all Termination of Service or Retirement distribution elections.  Deferred amounts withheld from an Eligible Executive’s Salary will be credited to such Eligible Executive’s Salary Deferral Account as of the payroll date in which such amounts are withheld.

3.3                               INCENTIVE AWARD DEFERRALS.  A person who is an Eligible Executive on the Incentive Award Deferral Election Date will be entitled to elect to defer amounts of Incentive Awards under this Plan.  The Eligible Executive may elect to defer distribution of an Incentive Award until the earliest of (a) a date certain or (b) the Eligible Executive’s Retirement or Termination of Service, as applicable.  At the discretion of the Administrative Committee, the election regarding the deferral period may be combined with the Eligible Executive’s election with respect to Regular Salary Deferrals.

In order to be effective with respect to an Incentive Award, an Election Form must be filed with the Designated Filing Person by the Incentive Award Deferral Election Date with respect to such Incentive Award, and only the last Election Form filed on or before such date will be considered a properly filed Election Form with respect to such Incentive Award.  The Election Form must specify:

(i)                                     either the percentage of the Incentive Award, or a fixed dollar amount, as specified by the Administrative Committee, to be deferred,

(ii)                                  the date on which payment of such deferrals will be made or commenced, and

(iii)                               the form in which payment of such deferrals will be made.

At the discretion of the Administrative Committee, the Incentive Award Deferral regarding the deferral period and/or form of payment may be combined with the Eligible Executive’s Regular Salary Deferral election. In addition, the Administrative Committee may prescribe that a single Election Form will apply to all Termination of Service or Retirement distribution elections.  Deferred amounts withheld from an Eligible Executive’s Incentive Award will be credited to such Eligible Executive’s Incentive Award Deferral Account as of the payroll date in which such amounts are withheld.

3.4                               VESTED DIVIDEND DEFERRALS.  A person who is an Eligible Executive on the Vested Dividend Deferral Election Date will be entitled to elect to defer amounts of Vested Dividends.  The Eligible Executive may elect to defer the distribution of Vested Dividends until the earliest of (a) a date certain that is at least five (5) years from the date such Vested Dividends would otherwise be paid or (b) the Eligible Executive’s Retirement or Termination of Service that is at least five (5) years from the date such Vested Dividends would otherwise be paid, as applicable.  In the event of a Participant’s Retirement or Termination of Service within the five (5) year deferral period specified in (b), the Participant’s Vested Dividend Deferrals will be paid on the designated date certain (or if no such date is designated the fifth (5th) anniversary of the date such Vested Dividends would have otherwise been paid (i.e., the original dividend distribution date)).

In order to be effective with respect to Vested Dividends, an Election Form must be filed with the Designated Filing Person by the Vested Dividend Deferral Election Date with respect to such Vested Dividends, and only the last Election Form filed on or before such date will be considered a properly filed Election Form with respect to such Vested Dividends.  The Election Form must specify:

(i)                                     either the percentage of the Vested Dividends, or a fixed dollar amount, as specified by the Administrative Committee, to be deferred,

(ii)                                  the date on which payment of such deferrals will be made or commenced, and

(iii)                               the form in which payment of such deferrals will be made.

A new Election Form is required to be filed with respect to each deferral of Vested Dividends.  In addition, the Administrative Committee may prescribe that a single Election Form will apply to all Termination of Service or Retirement distribution elections.  Deferred amounts withheld from an Eligible Executive’s Vested Dividends will be credited to such Eligible Executive’s Vested Dividend Deferral Account as of the date such Vested Dividends are paid.

3.5                               RETENTION DEFERRALS.  The Eligible Executive may elect to defer distribution of his Retention Deferrals until the earliest of (i) a date certain or (ii) the Eligible Executive’s Retirement or Termination of Service, as applicable.  In order to be effective with respect to a Retention Deferral, an Election Form must be filed with the Designated Filing Person on or before the Automatic Retention Deferral Date with respect to such Retention Award, and only the last Election Form filed on or before such date will be considered a properly filed Election Form with respect to such Retention Deferral.  The Election Form must specify:

(a)                                 the date on which payment of such deferrals will be made or commenced and

(b)                                 the form in which payment of such deferrals will be made.

The Election Form will cease to apply and the Retention Deferral will be forfeited if the Eligible Executive does not remain employed by the Company for the applicable retention period and/or satisfy the applicable performance criteria for vesting in such Retention Award set forth in the Retention Award Agreement.

A new Election Form is required to be filed with respect to each Retention Deferral.  In addition, the Administrative Committee may prescribe that any single Election Form that applies to all Termination of Service or Retirement distribution elections will not apply to a Retention Deferral.  A Retention Deferral will be credited to the Eligible Executive’s Deferral Account as of the date such Retention Award is granted.

With respect to Retention Deferrals made before the effective date of this restated Plan, the Administrative Committee may elect to credit such deferrals to the Eligible Executive’s Deferral Account at any time rather than continuing to credit such Retention Deferrals to the Special Deferred Compensation Account until the Retention Award satisfies the applicable vesting and/or performance criteria.

3.6                               STATUS AS ELIGIBLE EXECUTIVE OR PARTICIPANT.  If an Eligible Executive is removed from the executive management team or a position that has been designated as eligible under this Plan, such Eligible Executive will, notwithstanding such removal, continue to make Regular Salary Deferrals, Excess 401(k) Salary Deferrals, Incentive Award Deferrals and Vested Dividend Deferrals, as applicable, and with respect to Excess 401(k) Salary Deferrals will be credited with Employer 401(k) Match Make-Up Contributions through the end of the calendar year in which such removal occurred.  An election will become irrevocable on the Deferral Election Date with respect to the calendar year to which it applies, except to the extent permitted by Section 409A if the Participant experiences an Unforeseeable Emergency.

Once an Eligible Executive defers an amount hereunder, or is allocated an amount under Section 3.5 or Section 4.1, such person will become a Participant, and will remain a Participant until all amounts credited to such person hereunder are distributed to such person.

ARTICLE IV
EMPLOYER CONTRIBUTIONS

4.1                               EMPLOYER CONTRIBUTIONS.  Each Plan Year, the Company may make the following Employer Contributions on behalf of an Eligible Executive:

(a)                                 Company Contribution (Former P2) IRS Limit Make-Up Contributions. An Eligible Executive who is entitled to receive a Savings Investment Plan Company Contribution will receive a Company Contribution (Former P2) IRS Limit Make-Up Contribution in an amount equal to the excess of the amount of the Savings Investment Plan Company Contribution which would have been allocated to such Eligible Executive’s account under the Savings Investment Plan for the calendar year but for the limitations imposed by sections 401(a)(17) and 415 of the Code over the actual amount of the Savings Investment Plan Company Contribution allocated to the Eligible Executive’s accounts under the Savings Investment Plan for the calendar year.  Company Contribution (Former P2) IRS Limit Make-Up

Contributions will be made at the same time such contributions would have been made under the Savings Investment Plan.

(b)                                 Company Contribution (Former P2) Salary Deferral Make-Up Contributions.  An Eligible Executive who is entitled to receive a Savings Investment Plan Discretionary Contribution and who makes Regular Salary Deferrals to this Plan will receive a Company Contribution (Former P2) Salary Deferral Make-Up Contribution that is equal to the amount by which the Savings Investment Plan Company Contribution to the Eligible Executive’s account under the Savings Investment Plan was reduced by reason of such Regular Salary deferrals made under this Plan.  The Company Contribution (Former P2) Salary Deferral Make-Up Contribution will be made at the same time such contributions would have been made under the Savings and Investment Plan.

(c)                                  Employer Discretionary Contributions.  The Company may elect to make an Employer Discretionary Contribution under this Plan for any Plan Year in such amount and subject to such conditions as the Company determines in its sole and absolute discretion.  Employer Discretionary Contributions will be made at the time determined by the Company in either the calendar year in which such contribution relates or in the following Plan Year.

(d)                                 Employer 401(k) Match Make-Up Contributions.  An Eligible Executive who makes Excess 401(k) Salary Deferrals to the Plan will receive a Employer 401(k) Match Make-Up Contribution with respect to each payroll period occurring on or after such Eligible Executive’s Statutory Limitation Payroll Date in an amount equal to the product of the percent of the Eligible Executive’s Salary deferred under the Plan (in accordance with Section 3.2(b)) multiplied by the Savings Investment Plan Matching Contribution Rate.  Employer 401(k) Match Make-Up Contributions will be made on a payroll basis for those payroll periods to which such contributions are due.

(e)                                  Employer Salary Deferral Make-Up Contribution.  An Eligible Executive who makes Regular Salary Deferrals to the Plan will receive an Employer Salary Deferral Make-Up Contribution equal to the amount of the Savings Investment Plan Matching Contribution the Eligible Executive would have received on the amount of such Regular Salary Deferrals if he did not defer such amounts under the Plan. Employer Salary Deferral Make-Up Contributions will be made on a payroll basis for those payroll periods for which a Regular Salary Deferral is made.

4.2                               EMPLOYER CONTRIBUTION DEFERRAL ELECTIONS.  All Employer Contributions will be deferred until the Eligible Executive’s Retirement or Termination of Service, as applicable, and will be paid in accordance with the Participant’s Retirement or Termination of Service distribution election for the Plan Year for which such Employer Contributions are made.  In the event that the Participant does not make a Retirement or Termination of Service distribution election for the Plan Year for which the Employer Contributions are made, such contributions will be paid in a lump sum upon the Participant’s Retirement or Termination of Service, as applicable, pursuant to Section 7.3.  For purposes of determining the Participant’s Retirement or Termination of Service distribution election, in the event that the Administrative Committee does not provide that a single Retirement or Termination of Service distribution election will apply to all deferrals for a Plan Year, the Retirement or Termination of Service election made with respect to the Participant’s Regular Salary Deferrals, if any, will apply to his Employer Contributions for such Plan Year.

Employer Contributions will be credited to the Eligible Executive’s Employer Contribution Account at the time specified in Section 4.1.

ARTICLE V
MAINTENANCE OF ACCOUNTS

5.1                               DEFERRAL ACCOUNTS.  The Company will maintain one or more Deferral Accounts, as applicable, for each Eligible Executive with respect to his Incentive Award Deferrals, Salary Deferrals, Vested Dividend Deferrals and Retention Deferrals.

5.2                               EMPLOYER CONTRIBUTION ACCOUNTS.  The Company will maintain one or more Employer Contribution Accounts, as applicable, for each Eligible Executive with respect to his Company Contribution (Former P2) IRS Limit Make-Up Contributions, Company Contribution (Former P2) Salary Deferral Make-Up Contributions, Employer Discretionary Contributions, Employer 401(k) Match Make-Up Contributions and Employer Salary Deferral Make-Up Contributions.

5.3                               ADJUSTMENTS.  Each Account will be adjusted daily to reflect any gains and/or losses thereon (deemed or actual) (the “Adjustment”) in accordance with the provisions of Section 6.1.

ARTICLE VI
CREDITING OPTIONS

6.1                               CREDITING OPTIONS.  The Administrative Committee is responsible for selecting the Crediting Options under the Plan, any of which may be changed, modified or deleted, or additional investment options may be added, by the Administrative Committee in its discretion.  At the time that an Eligible Executive first becomes a Participant, the Participant will be required to allocate his deferrals among the Crediting Options available at the time.  The Crediting Options will be used as a measure of the deemed investment performance of the balances of each of the Participant’s Accounts by the Administrative Committee.

Notwithstanding the preceding paragraph, all stock units (or equivalents) that are deferred into a Participant Accounts as Incentive Awards will not be subject to adjustment under the provisions of this Section 6.1.  Any investment adjustment with respect to stock units (or equivalents) will instead be governed by the terms of the Incentive Plan granting the stock units (or equivalents), and such stock units (or equivalents) will be deemed to have been granted under such Incentive Plan.

6.2                               INITIAL DESIGNATIONS.  In making the initial Crediting Options designation, the Participant may specify that all or any percentage (expressed in one percent (1%) multiples) of his Accounts be deemed to be invested in one or more of the Crediting Options.

6.3                               SUBSEQUENT DESIGNATIONS.  Each Participant will also be able to reallocate the Crediting Options to be used in the future for each of his Accounts, for current Account balances and future contributions, on any business day on a form provided by the Administrative Committee (all elections to be expressed in one percent (1%) multiples).  Any reallocation among the Crediting Options will be effective on the business day following the day on which the form is received by the Administrative Committee.  Until a Participant delivers a new Crediting Options form to the Administrative Committee, his prior Crediting Options election will control.

6.4                               MISSING OR INVALID DESIGNATIONS.  If a Participant fails to designate any Crediting Option for the Accounts, he will be deemed to have designated the Money Market Option (or its equivalent) until a Crediting Options designation is received by the Administrative Committee.  Similarly, if a Participant has designated a Crediting Option which is removed or no longer available, the Participant will be deemed to have designated the Crediting Option selected by the Administrative Committee and communicated to Participants as its replacement until such time a new Crediting Options designation is received by the Administrative Committee.

6.5                               EFFECT OF CHANGE IN DESIGNATION.  The Company will use the Participant’s Crediting Option designations as the basis for calculating the Adjustment component of each Account.  If a Participant changes his Crediting Option designations, then such change will supersede the previous designation effective the next business day after the change is received by the Company.

6.6                               CALCULATION OF ADJUSTMENT.  The Adjustment will be determined for every Account each day that the investment associated with the particular Crediting Option is actively traded.  The daily Adjustment for each Crediting Option will be determined as follows:

(a)                                 As of each trading day of the associated investment of the Crediting Option in which a Participant has a beginning balance for the day in any Account, the amount of each Account deemed invested in a particular Crediting Option will either be credited or debited with an amount equal to that determined by multiplying the amount of such Account (as measured by the beginning balance number of shares) deemed invested in a particular Crediting Option by the change in the Net Asset Value reported for that day for the associated investment.

(b)                                 As to any amounts distributed, the Administrative Committee will cease crediting or debiting Adjustments to the Accounts on the last Valuation Date prior to the applicable distribution event set forth in Articles VII and VIII.

(c)                                  Distribution amounts determined under Articles VII and VIII will include the cumulative Adjustments made to the Accounts of the Participant in accordance with this Article VI.

6.7                               LIMITATIONS.  Allocation will be made solely among the Crediting Options selected by the Administrative Committee.  A Participant will have absolutely no ownership interest in any Crediting Option or any underlying investment.  The Company will be the sole owner of any funds invested in any such investment, as well as all amounts accounted for in the Accounts, all of which will at all times be subject to the claims of the Company’s creditors.  A Participant will have a contractual right to payment of an amount equal to the balance in each of his Accounts in accordance with this Article and Articles VII and VIII.

ARTICLE VII
ACCOUNT DISTRIBUTIONS

7.1                               NO DEFERRAL PERIOD SPECIFIED.  With respect to those portions of the Deferral Accounts (including, any Adjustments related thereto) for which a Participant may designate a specific deferral period pursuant to Article III and as to which no specific deferral period has been selected by the Participant prior to the Time of Deferral:

(a)                                 The lump sum payment or the first installment payment will be paid in the month following Termination of Service or Retirement, as applicable.

(b)                                 In the case of installment payments, the second installment will be paid in January following the calendar year in which the first installment was paid and all remaining installments will be paid annually in January.

(c)                                  Other provisions notwithstanding, a Participant who is a Specified Employee and entitled to a distribution as a result of a Termination of Service (including Retirement) will receive the applicable lump sum or initial payment six (6) months after the Termination of Service (or Retirement) or, if earlier, upon death.

7.2                               SPECIFIED DEFERRAL PERIOD.  With respect to those portions of the Deferral Accounts (including any Adjustments related thereto) for which a Participant may designate a specific deferral period pursuant to Article III and as to which a specified deferral period has been selected by a Participant at the Time of Deferral:

(a)                                 The lump sum payment or the first installment will be paid in the month following the earlier of (i) the Participant’s Termination of Service or Retirement, as applicable, or (ii) the occurrence of the date certain (i.e., upon expiration of the specific deferral period).

(b)                                 In the case of installment payments, the second installment will be paid in January following the year in which the first installment was paid and all remaining installments will be paid annually in January.

(c)                                  Notwithstanding any date certain election by a Participant, if the Participant has a Termination of Service (including Retirement) before all distributions are made pursuant thereto, such election will no longer apply and the deferral election applicable to distributions to be made in connection with the Participant’s Termination of Service or Retirement, as applicable, instead will become effective.

(d)                                 Other provisions notwithstanding, a Participant who is a Specified Employee and entitled to a distribution as a result of a Termination of Service (including Retirement) will receive the applicable lump sum or initial payment six (6) months after the Termination of Service (or Retirement) or, if earlier, upon death.

7.3                               NO FORM OF DISTRIBUTION IS SPECIFIED.  With respect to any Account (including, any Adjustments thereto) as to which no specific form of distribution has been selected by the Participant at the Time of Deferral, the distribution will be in the form of a single lump sum payment.

7.4                               FORM OF DISTRIBUTION IS SPECIFIED.  With respect to any Account (including any Adjustments thereto) as to which a form of distribution has been selected by the Participant at the Time of Deferral, the distribution will be in the form designated.

7.5                               ELECTION CHANGES.  Except with respect to Retention Deferrals, a Participant may change the time and form of payment by making a subsequent distribution election.  A subsequent distribution election must be made at least twelve (12) months before the payment otherwise would have been made and will become effective twelve (12) months after the election has been received by the Company.  The subsequent distribution election must defer payment to a date at least five (5) years later than originally scheduled.

7.6                               DEATH BENEFITS.  If elected by the Eligible Executive in the time and manner specified in Article III, in the event of the death of a Participant while employed by the Company, the Participant’s benefits will be distributed to the Participant’s Beneficiary in a single lump sum payment as soon as administratively feasible following the Participant’s death, but no later than December 31 following death.  In the event the Eligible Executive does not make this election and he dies while employed by the Company, his benefits will be paid according to the terms of his Retirement election.

7.7                               RELEASE OF CLAIM.  Acceptance of payment of the distributions required hereunder by a Participant or his Beneficiary (as applicable) will constitute a release by such Participant or Beneficiary (as applicable) of all claims against the Company by the Participant or Beneficiary (as applicable).

ARTICLE VIII
OTHER DISTRIBUTION EVENTS

8.1                               CHANGE OF CONTROL.  Notwithstanding any other Section hereof, if a Participant has a Termination of Service (including Retirement) for any reason other than death, within the two (2) year period beginning on the date that a Change of Control occurs, then the Company will pay to the Participant by the end of the month following the month of termination (six months (6) after the date of the Termination of Service (or Retirement) if the Participant is a Specified Employee) a lump sum distribution of all of his Accounts (including any Adjustments).  If a Participant dies after Termination of Service (including Retirement), but before payment of any amount payable under this Section, then such amount will be paid to the Participant’s Beneficiary within the first fifteen (15) days of the month following the month of the Participant’s death.

8.2                               UNFORESEEABLE EMERGENCY.  A distribution of a portion of a Participant’s Accounts because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency.  Whether an Unforeseeable Emergency has occurred will be determined solely by the Administrative Committee in its reasonable discretion.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the specific facts of each case, but, in any event, any distribution under this Section will not exceed the amount required by the Participant to resolve the hardship after (a) reimbursement or compensation through insurance or otherwise, (b) obtaining liquidation of the Participant’s assets, to the extent such liquidation would not itself cause a severe financial hardship, or (c) suspension of Salary Deferrals under the Plan.  In all events, a distribution will be made in connection with an Unforeseeable Emergency only to the extent permitted by Section 409A.

8.3                               DISTRIBUTION IN THE EVENT OF DIVORCE.  In the event of the divorce or legal separation of a Participant, and the awarding of all or a portion of the Participant’s Accounts to the spouse of the Participant by court order, such spouse may elect, by filing with the Administrative Committee a form specified by the Administrative Committee and by providing such other information as the Administrative Committee may in its discretion reasonably request in order to confirm that the applicable facts and circumstances are present, to receive a distribution of his court-awarded portion of the Participant’s Accounts in the form of a lump sum subject to the terms of Section 10.1.

ARTICLE IX
CLAIMS PROCEDURE

9.1                               INITIAL CLAIM.  If a Participant or Beneficiary is not enrolled in the Plan or does not receive the benefits he believes he is owed under the Plan, he or his authorized representative (referred to as a “Claimant”) may file a claim with the Plan Administrator. The Plan Administrator will respond to the claim within ninety (90) days after receipt of the claim or one hundred and eighty (180) days, if special circumstances require an extension of time, and written notice of the extension is provided to the Claimant before the end of the original ninety (90) days.

If the claim is denied, the Plan Administrator will send the Claimant a notice that:

(a)                                 States the specific reasons for the denial,

(b)                                 Cites the pertinent Plan provisions on which the denial is based,

(c)                                  Describes any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary,

(d)                                 Explains the Plan’s claims review procedures, the time limits applicable to such procedures and the appeal rights related to the claim, and

(e)                                  Advises the Claimant of the right to bring a civil action under section 502 of ERISA.

9.2                              FILING AN APPEAL.  The Claimant may file a written appeal to the Administrative Committee to request a review of the denied claim within sixty (60) days after he receives notice of the denial of the claim pursuant to Section 9.1(a). If an appeal is not filed within this sixty (60) day period, the initial denial pursuant to Section 9.1(a) will become final.

In connection with such appeal, the Claimant may request in writing and free of charge, copies of all documents, records and other information relevant to his claim.  The Claimant in his appeal may discuss all of the reasons for his request for review, list any facts that support such request and provide any additional information he feels is helpful in reviewing the appeal.

The Administrative Committee will notify the Claimant of its decision in writing within sixty (60) days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the Claimant will be so notified and a decision will be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

If the request for review is denied, the notice will include:

(a)                                 Specific reasons for the decision,

(b)                                 Specific references to the pertinent Plan provisions on which the decision is based,

(c)                                  information regarding the Claimant’s right to have reasonable access to, and copies of all documents and other information relevant to his appeal free of charge, and

(d)                                 Information regarding the Claimant’s right to file suit under section 502(a) of ERISA.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1                        PARTICIPANT RIGHTS IN THE UNFUNDED PLAN.  Any liability of the Company to any Participant with respect to any benefit will be based solely upon the contractual obligations created by the Plan; no such obligation will be deemed to be secured by any pledge or any encumbrance on any property of the Company.  The Company’s obligations under this Plan will be an unfunded and unsecured promise to pay.  No Participant or his Beneficiaries will have any rights under the Plan other than those of an unsecured creditor of the Company.  Assets segregated or identified by the Company for the purpose of paying benefits pursuant to the Plan remain general corporate assets subject to the claims of the Company’s creditors.

10.2                        NON-ASSIGNABILITY.  Subject to the provisions of Section 10.3, neither the Participant nor his Beneficiary will have any power or rights to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be un-assignable and non-transferable.  Any such attempted assignment or transfer will be void and the Company will thereupon have no further liability to such Participant or such Beneficiary hereunder.  No amount payable hereunder will, prior to actual payment thereof, be subject to seizure by any creditor of any Participant or Beneficiary for the payment of debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Participant, his designated Beneficiary or any other beneficiary hereunder.

10.3                        TERMINATION OR AMENDMENT OF PLAN.  The Company retains the right, at any time and in its sole discretion, to amend or terminate the Plan, in whole or in part.  Any amendment of the Plan will be approved by the Organization and Compensation Committee, will be in writing, and will be communicated to the Participants.  In addition, the Administrative Committee may amend the Plan at any time to (a) comply with changes required by law or (b) make any other change to the Plan, provided that any such change has no adverse financial impact on the Company and no adverse impact on the rights of a Participant.  The Administrative Committee will also have the discretionary authority to change the requirements of eligibility or to modify the Crediting Options hereunder without Organization and Compensation Committee approval.  No amendment of the Plan will materially impair or curtail the Company’s contractual obligations arising from deferral elections previously made or for benefits accrued prior to such amendment without Participant consent.  In the event of Plan termination, payment of Deferral and Employer Contribution Accounts will occur in accordance with existing Participant distribution elections.

10.4                        CONTINUATION OF EMPLOYMENT.  This Plan will not be deemed to constitute a contract of employment between the Company and an Eligible Executive or Participant.  Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Executive or Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Eligible Executive or Participant at any time with or without cause.  Nothing in the Plan will otherwise affect any Eligible Executive or Participant’s employment relationship with the Company.

10.5                        RESPONSIBILITY FOR LEGAL EFFECT.  Neither the Administrative Committee nor the Company make any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

10.6                        WITHHOLDING.  The Company will withhold from or offset against any payment or accrual made under the Plan any taxes the Company determines it is required to withhold by applicable federal, state, local or foreign laws.

10.7                        OTHER COMPENSATION PLANS.  The adoption of the Plan will not affect any other incentive or other compensation plans in effect for the Company or any subsidiary, nor will the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any subsidiary.

10.8                        PLAN BINDING ON SUCCESSORS.  The Plan will be binding upon the successors and assigns of the Company.

10.9                        CONSTRUCTION.  Wherever appropriate in this Plan, nouns in the singular will include the plural.  The terms “herein,” “hereof,” “hereunder” and similar terms refer to this document, unless otherwise qualified by the context.  The pronouns “he,” “him” and “his” used in the Plan will also refer to similar pronouns of the feminine gender unless otherwise qualified by the context.

10.10                 CONTROLLING LAW.  The Plan will be governed by and construed in accordance with the internal law, without regard to conflict of law principles, of the State of Delaware to the extent not pre-empted by the laws of the United States of America.

10.11                 NO DUPLICATION.  In no event will the benefit provided under the Plan duplicate any benefits accrued and/or payable under the Fluor Corporation Deferred Compensation Program (frozen effective December 31, 2004).

10.12                 SECTION 409A COMPLIANCE.  The provisions of the Plan will be construed and administered in a manner that enables the Plan to comply with the provisions of Section 409A.